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                                                                   Exhibit 10.10

                           OPTION VESTING AGREEMENT


     This Agreement is made and entered into effective as of ______, 19__, by and between Symphonix Devices, Inc. (the Company) and the employee whose name appears at the end of this Agreement (the "Employee").

     The Company has reviewed the current vesting provisions contained in the stock option agreements issued to the Employee.

     The Company desires to amend each stock option agreement granted by the Company under the 1994 Stock Option Plan (the "Option") prior to the date of this Agreement in order to add additional provisions relating to the exercise of shares of Common Stock (the "Shares") subject to each Option.

     NOW, THEREFORE, the parties agree as follows.

1.   Definitions.  The following terms referred to in this Agreement shall have
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the following meanings:

     (a)  Change of Control. "Change of Control" shall mean (i) the closing of
          -----------------
a merger, reorganization, sale of shares or sale of substantially all of the assets of the Company in which the shareholders of the Company immediately prior to the closing of the transaction own less than 50% of the voting power of the surviving or controlling entity (or its parent) immediately after the transaction, or (ii) the date of the approval by the Shareholders of the Company of a plan of complete liquidation of the Company.

     (b)  Involuntary Termination.  "Involuntary Termination" shall mean (i)
          -----------------------
without the Employee's express written consent, the assignment to the Employee of any duties, or the removal from or reduction or elimination of the Employee's duties or responsibilities which in either case is inconsistent with the Employee's position, organization level, duties, responsibilities, compensation and status with the Company immediately prior to the Change of Control; (ii) without the Employee's express written consent, a substantial reduction of the facilities and prerequisites (including office space and location) available to the Employee immediately prior to such reduction; (iii) a reduction by the Company in the base cash salary of the Employee as in effect immediately prior to such reduction; (iv) a major reduction by the Company in the kind or level of employee benefits to which the Employee is entitled immediately prior to such reduction with the result that the Employee's overall benefits package is significantly reduced; (v) the relocation of the Employee to a facility or a location more than thirty miles from the employee's then-present location, without the Employee's express written consent; (vi) any purported termination of the Employee by the Company; or (vii) the failure of the Company to obtain the assumption of this Agreement by any successors as required by Section 1(c).
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     (c)  Company Successors.  Any successor to the Company (whether direct or
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indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) or to all or substantially all of the Company's business and assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and assets which executes and delivers the assumption agreement described in this section or which becomes bound by the terms of this Agreement by operation of law.

     (d)  Option.  "Option" shall mean any option exercisable for Common Stock
          ------
of the Company which was granted to the Employee under the 1994 Stock Option Plan prior to the date of this Agreement.

     (e)  Shares.  "Shares" shall mean shares of Common Stock of the Company
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issuable upon exercise of an Option.

2.   Accelerated Vesting.
     -------------------

     (a) Twelve months following a Change of Control all of the Shares subject to each Option held by the Employee shall vest and become exercisable and the Employee shall have the right to exercise all or any portion of the Shares subject to each Option.

     (b) If there is an Involuntary Termination of the Employee during the twelve months following a Change of Control, then all of the Shares subject to each Option held by the Employee shall vest and become exercisable and the Employee shall have the right to exercise all or any portion of the Shares subject to each Option.

     (c) This Agreement will not apply to options or other securities issued by the Company to the Employee after the date of this Agreement.

3.   Miscellaneous.
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     (a)  This Agreement shall be governed by the internal laws of the State of
California. The parties expressly consent to the personal jurisdiction of state and federal courts located in California for any lawsuit filed there and arising from or relating to this Agreement.

     (b) This Agreement sets forth the entire agreement and understanding between the Company and the optionee relating to the subject matter herein and merges all prior discussions between them.

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     The parties have executed this Agreement as of the date set forth above.


SYMPHONIX DEVICES, INC.              ______________________________________
                                     (Name of Optionee)

                                     ______________________________________
                                     (Signature of Optionee)
By:_________________________

Title:  Chief Executive Officer

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